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                                                                    Exhibit 99.4

                                   ENFIN, INC.
                             6150 ENTERPRISE PARKWAY
                                SOLON, OHIO 44139
                                 (440) 498-1220


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                 JUNE 29, 1998



         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Enfin, Inc., an Ohio corporation and bank holding company ("Enfin"), will be held at the Radisson Hotel, I-271 and Chagrin Blvd., Cleveland, Ohio, on July 29, 1998, at 10:00 a.m., (the "Enfin Special Meeting"), for the following purposes, each of which is described in the accompanying Prospectus/Proxy Statement:


         1. To consider and vote upon a proposed merger (the "Merger") of Enfin and Second Bancorp Incorporated, a bank holding company incorporated under Ohio law ("Second Bancorp"), pursuant to an Agreement and Plan of Merger (the "Agreement"), dated April 1, 1998, by and between Enfin and Second Bancorp. Pursuant to the terms of the Agreement, if the Agreement and the Merger are adopted by the affirmative vote of the holders of two-thirds of the issued and outstanding common shares of Enfin (the "Enfin Shares") and if all other conditions to the consummation of the Merger are satisfied, the following will occur: (i) Enfin will be merged with and into Second Bancorp and Second Bancorp will be the surviving entity of the Merger and Enfin's corporate existence shall terminate; and (ii) upon the date that the Merger becomes effective, each of the outstanding Enfin Shares will be canceled and extinguished in consideration and exchange for .950 Second Bancorp common shares (the "Exchange Ratio"), subject to adjustment, depending upon the future price activity of Second Bancorp's common shares as more fully described in the accompanying Prospectus/Proxy Statement. Regardless of changes in the price of the Second Bancorp common shares, the Exchange Ratio shall not exceed 1.069 Second Bancorp common shares.

         2. To transact such other business as may properly come before the Enfin Special Meeting or any adjournments thereof.

                   A copy of the Agreement is attached to the accompanying Prospectus/Proxy Statement as Annex A.


         Only shareholders of Enfin of record at the close of business on June 22, 1998, will be entitled to receive notice of and to vote at the Enfin Special Meeting and at any adjournments thereof. Whether or not you expect to attend the Enfin Special Meeting, we urge you to consider the accompanying Prospectus/Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Enfin Special Meeting.


         THE AGREEMENT MUST BE APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS AT LEAST TWO THIRDS OF THE ISSUED AND OUTSTANDING ENFIN COMMON SHARES ENTITLED TO VOTE. IN ADDITION, THE CONTROL SHARE ACQUISITION BY SECOND BANCORP OF MORE THAN A MAJORITY OF THE VOTING POWER OF ENFIN PURSUANT TO THE AGREEMENT MUST BE APPROVED BY A MAJORITY OF THE VOTING POWER OF ENFIN REPRESENTED IN PERSON OR BY PROXY AT A SEPARATE CONTROL SHARE


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ACQUISITION SPECIAL MEETING, AND A MAJORITY OF THE PORTION OF SUCH VOTING POWER,
EXCLUDING ANY ENFIN SHARES OWNED BY ANY OFFICER OF ENFIN OR ANY DIRECTOR OF
ENFIN WHO IS ALSO AN EMPLOYEE OF ENFIN AND ANY OTHER INTERESTED SHARES. A NOTICE AND A PROXY FOR SUCH SEPARATE CONTROL SHARE ACQUISITION SPECIAL MEETING WILL BE MAILED TO SHAREHOLDERS OF ENFIN SEPARATE AND APART FROM THIS PROSPECTUS/PROXY STATEMENT. THE SEPARATE CONTROL SHARE ACQUISITION MEETING WILL BE HELD ON THE SAME DAY AND AT THE SAME PLACE AS THE ENFIN SPECIAL MEETING AND WILL IMMEDIATELY PRECEDE THE ENFIN SPECIAL MEETING. IN THE EVENT THERE ARE NOT SUFFICIENT VOTES
TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE SEPARATE CONTROL SHARE ACQUISITION SPECIAL MEETING OR AT THE ENFIN SPECIAL MEETING, THE MEETINGS MAY BE ADJOURNED BY A MAJORITY OF THE VOTES CAST IN ORDER TO PERMIT FURTHER
SOLICITATION OF PROXIES BY ENFIN.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ENFIN SPECIAL MEETING IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY FOR THE ENFIN SPECIAL MEETING WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOP. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BEFORE IT IS EXERCISED BY SUBMITTING A LATER DATED PROXY, BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON OR BY GIVING NOTICE OF REVOCATION TO ENFIN IN A WRITING ADDRESSED TO AND RECEIVED BY THE SECRETARY OF ENFIN BEFORE THE ENFIN SPECIAL MEETING.


                                              By Order of the Board of Directors



                                              Frank S. Wade,
                                              Chief Executive Officer

Solon, Ohio

June 29, 1998
















          PLEASE DO NOT FORWARD YOUR ENFIN CERTIFICATES AT THIS TIME.

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